SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                 13-3692801
----------------------------------------  ----------------------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)


         388 Greenwich Street                               10013
         New York, New York
----------------------------------------  ----------------------------------------
(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration  If this form relates to the registration of  a  class  of  securities pursuant to  of  a  class  of  securities pursuant to
Section 12(b) of the Exchange Act and is  Section 12(g) of the Exchange Act and is
effective      pursuant    to    General  effective     pursuant    to     General
Instruction A. (c),  please  check   the  Instruction A. (d),  please  check   the
following box. [x]                        following box. [_]

----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
----------------------------------------  ----------------------------------------
   1,000,000 Corporate-Backed Trust
  Securities (CorTS(R)) Certificates,
 with a principal amount of $25,000,000

         (the "Certificates")                   New York Stock Exchange
----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                      ----


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Class A Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated April 19, 2004, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

         1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

         2. By-laws,  as amended,  of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

         4. The Prospectus dated July 28, 2003 which was filed with the Securities and Exchange Commission on or about April 26, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

         5. The Prospectus Supplement dated April 19, 2004 which was filed with the Securities and Exchange Commission on or about April 27, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

         6. Form of CorTS(R) Supplement 2004-7, dated as of April 26, 2004.



                    Balance of page left intentionally blank

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                          STRUCTURED PRODUCTS CORP.
Date:    April 26, 2004




                                          By:  /s/ John W. Dickey
                                            ------------------------------------
                                            Authorized Signatory

================================================================================



                           CorTS(R) SUPPLEMENT 2004-7




                                     between




                           STRUCTURED PRODUCTS CORP.,
                                  as Depositor




                                       and




                            U.S. BANK TRUST NATIONAL
                           ASSOCIATION, as Trustee and
                             Securities Intermediary




               CorTS(R) Trust III For Verizon Global Funding Notes



================================================================================

                               TABLE OF CONTENTS

                                                                            Page



Preliminary Statement..........................................................1

Section 1  Certain Defined Terms...............................................1

Section 2  Creation and Declaration of Trust; Sale of Term Assets;
           Acceptance by Trustee...............................................6

Section 3  Designation.........................................................6

Section 4  Date of the Certificates............................................7

Section 5  Class A Certificate Principal Balance And Denominations;
           Class B Certificates; Additional Term Assets........................7

Section 6  Currency of the Certificates........................................8

Section 7  Form of Securities..................................................8

Section 8  Call Warrants......................................................10

Section 9  Certain Provisions of Base Trust Agreement Not Applicable..........11

Section 10 Distributions......................................................11

Section 11 Termination of Trust...............................................16

Section 12 Limitation of Powers and Duties....................................16

Section 13 Compensation of Trustee............................................17

Section 14 Modification or Amendment..........................................18

Section 15 Accounting.........................................................18

Section 16 No Investment of Amounts Received on Term Assets...................18

Section 17 No Event of Default................................................18

Section 18 Notices............................................................18

Section 19 Access to Certain Documentation....................................19

Section 20 Advances...........................................................19

Section 21 Withholding Taxes..................................................20

Section 22 Ratification of Agreement..........................................20

Section 23 Counterparts.......................................................20

Section 24 Governing Law......................................................20

Section 25 Establishment of Certificate Amount................................20

Section 26 Certificate of Compliance..........................................20

Section 27 Appointment of Co-Trustee..........................................21

Section 28 Securities Provisions for Class B Certificates.....................21

                               TABLE OF CONTENTS
                                  (continued)

Section 29 Reporting Obligations..............................................21

Section 30 Statement of Intent................................................21

Section 31 Filing of Partnership Returns......................................22

Section 32 "Financial Assets" Election........................................22

Section 33 Trustee's Entitlement Orders.......................................22

Section 34 Conflict with Other Agreements.....................................22

Section 35 Additional Trustee and Securities Intermediary Representations.....23

Section 36 Additional Depositor Representation................................23

Section 37 Report to Certificateholders.......................................23

Section 38 Certification Requirements.........................................23


Exhibit A  --  Identification of the Term Assets as of Closing Date
Exhibit B  --  Terms of the Class A Certificates as of Closing Date
Exhibit C  --  Terms of the Class B Certificates as of Closing Date
Exhibit D  --  Form of Class A Certificate
Exhibit E  --  Form of Call Warrant
Exhibit F  --  Form of Class B Certificate

          CorTS(R) SUPPLEMENT 2004-7, dated as of April 26, 2004 (this "Series Supplement"), between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and U.S. Bank TRUST National Association, a national banking association, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary").

                              PRELIMINARY STATEMENT

          Pursuant to the Base Trust Agreement, dated as of December 15, 2000 (the "Base Trust Agreement" and, as supplemented pursuant to the Series
Supplement, the "Agreement"), between the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust.
Section 5.13 of the Base Trust Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust subject to the terms hereof. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

          Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as CorTS(R) Trust III For Verizon Global Funding Notes, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the CorTS(R) Certificates, and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

          The Certificates shall be Fixed Rate Certificates issued in two Classes, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (the "Class B Certificates" and together with the Class A Certificates, the "Certificates"). The Trust also is issuing call options with respect to $25,000,000 principal amount of Term Assets (the "Call Warrants").

          On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

          Section 1. Certain  Defined  Terms.  (a) All terms used in this Series
                     -----------------------
Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

          (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

          "761  Election":  761  Election  shall have the  meaning  set forth in
           -------------
Section 30 of this Series Supplement.

          "Acceleration":  The  acceleration  of the maturity of the Term Assets
           ------------
after the occurrence of any default on the Term Assets other than a Payment Default.

          "Agreement":  Agreement  shall  have  the  meaning  specified  in  the
           ---------
Preliminary Statement to this Series Supplement.

          "Base Trust  Agreement":  Base Trust  Agreement shall have the meaning
           ---------------------
specified in the Preliminary Statement to this Series Supplement.

          "Business  Day":  Any day other  than a  Saturday,  Sunday or a day on
           -------------
which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Call Warrant":  Call Warrant shall have the meaning specified
                   ------------
in the Preliminary Statement to this Series Supplement.

                  "Certificate  Account":  With  respect  to  this  Series,  the
                   --------------------
Eligible Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which the Term Assets and all payments made on or with respect to the related Term Assets shall be credited.

          "Certificateholder" or "Holder": With respect to any Certificate,  the
           -----------------
holder thereof.

          "Certificateholders" or "Holders":  The holders of the Certificates.
           -------------------------------

          "Class A Certificateholders": The Holders of the Class A Certificates.
           ---------------------------

          "Class  A  Fixed  Payment":   A  portion  of  each  equal   semiannual
           ------------------------
installment of interest payable on the Term Assets on each June 1 and December 1 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on December 1, 2030, commencing on June 1, 2004 through and including December 1, 2030, such that the Class A Certificates receive interest distributions at a rate per annum equal to 6.25% on their Certificate Principal Balance.

          "Class A Maturity Date": December 1, 2030.
           ---------------------

          "Class A Proportion": The sum of the present values (discounted at the
           ------------------
rate of 6.25% per annum) of (i) any unpaid Class A Fixed Payments due or to become due on the Class A Certificates and (ii) the outstanding principal amount of the Class A Certificates (in each case assuming that the Class A Certificates are paid when due and are not redeemed prior to the Class A Maturity Date).

          "Class B Certificateholders": The Holders of the Class B Certificates.
           --------------------------

          "Class  B  Fixed  Payment":   A  portion  of  each  equal   semiannual
           ------------------------
installment of interest payable on the Term Assets on each June 1 and December 1 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on December 1, 2030, commencing on June 1, 2004 through and including December 1, 2030, such that the Class B Certificates receive interest distributions at a rate per annum equal to 1.50% on their Notional Amount.

          "Class B Maturity Date": December 1, 2030.
           ---------------------

          "Class B Proportion": the sum of the present values (discounted at the
           ------------------
rate of 6.25% per annum) of any unpaid Class B Fixed Payments due or to become due on the Class B Certificates (assuming for purposes of such calculation, that the Term Assets would have been paid in full at their stated maturity, that such acceleration or default had not occurred and that no portion of the Term Assets would have been redeemed prior to such stated maturity date).

          "Closing Date": April 26, 2004.
           ------------

          "Collection  Period":  The period from (but  excluding)  the preceding
           ------------------
Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

          "Corporate Trust Office":  U.S. Bank Trust National  Association,  100
           ----------------------
Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

          "Depositary": The Depository Trust Company.
           ----------

          "Distribution  Date":  Any Scheduled  Distribution  Date,  the Class A
           ------------------
Maturity Date, the Class B Maturity Date, any Term Assets Default Distribution Date or any Term Assets Redemption Distribution Date.

          "DTC": The Depository Trust Company.
           ---

          "Euroclear":  Euroclear Bank  S.A./N.V.,  as operator of Euroclear (or
           ---------
any successor thereto).

          "Global Certificate": The meaning set forth in Section 7(b).
           ------------------

          "Interest  Collections":  With respect to any  Distribution  Date, all
           ---------------------
payments received by the Trustee, during the Collection Period ending on such Distribution Date, in respect of (i) interest on the Term Assets and (ii) penalties or other amounts required to be paid because of late payments on the Term Assets.

          "Maturity  Date":  The Class A Maturity  Date and the Class B Maturity
           --------------
Date, as the context requires.

          "Notional  Amount":  The  notional  amount  set  forth  on a  Class  B
           ----------------
Certificate; provided that the aggregate notional amount of all Class B Certificates issued on the Closing Date shall equal the principal amount of the Term Assets held in the Trust on the Closing Date.

          "Payment Default":  A default by the Term Assets Issuer in the payment
           ---------------
of any amount due on the Term Assets after the same becomes due and payable (and the expiration of any applicable grace period on the Term Assets).

          "Place of Distribution":  New York, New York.
           ---------------------

          "QIB": A "qualified institutional buyer" as defined in Rule 144A under
           ---
the Securities Act.

          "Rating Agency":  Each of Moody's Investors Service, Inc. ("Moody's"),
           -------------
and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

          "Record  Date":  With  respect  to  any  Distribution  Date,  the  day
           ------------
immediately preceding such Distribution Date.

          "Regulation  S Global  Certificate":  The meaning set forth in Section
           ---------------------------------
7(b).

          "Regulation S Temporary Global Certificate":  The meaning set forth in
           -----------------------------------------
Section 7(b).

          "Restricted  Global  Certificate":  The  meaning  set forth in Section
           -------------------------------
7(b).

          "Rule 144A Certificates":  The meaning set forth in Section 7(b).
           ----------------------

          "Scheduled Distribution Date": The first day of each June and December
           ---------------------------
or, if any such day is not a Business Day, then the immediately following Business Day, except that the final Scheduled Distribution Date shall be December 1, 2030, commencing June 1, 2004 through and including December 1, 2030; provided, however, in each case, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Term Assets.

          "SEC Reporting Failure":  SEC Reporting Failure shall have the meaning
           ---------------------
given to such term in Section 10(j)(A).

          "Specified Currency": United States Dollars.
           ------------------

          "Term Assets": As of the Closing Date, $25,000,000 aggregate principal
           -----------
amount of 7.75% Notes, issued by the Term Assets Issuer, sold to the Trustee by the Depositor and identified on Exhibit A hereto. Additional Term Assets may also be sold to the Trustee from time to time pursuant to Section 5 of this Series Supplement.

          "Term  Assets  Default":  A Payment  Default or an  Acceleration  with
           ---------------------
respect to the Term Assets, or an SEC Reporting Failure.

          "Term Assets Default Distribution Date": The date on which the Trustee
           -------------------------------------
makes a distribution of the proceeds received in connection with a recovery on the Term Assets or distribution in-kind of the Term Assets, following a Term Assets Default.

          "Term Assets Issuer":  Verizon Global Funding Corp.
           ------------------

          "Term Assets Payment  Date":  The first day of each June and December,
           -------------------------
commencing on June 1, 2004 and ending on December 1, 2030; provided, however, that if any Term Assets Payment Date would otherwise fall on a day that is not a Business Day, such Term Assets Payment Date will be the following Business Day.

          "Term  Assets  Redemption  Distribution  Date":  The date on which the
           --------------------------------------------
Trustee receives payment for a redemption of Term Assets in accordance with their terms; provided, however, if the Trustee receives such payment after 10:00 A.M. (New York City time) on such date, the Term Assets Redemption Distribution Date shall be on the next Business Day.

          "Term Assets Trustee":  The trustee for the Term Assets.
           -------------------

          "Trust":  CorTS(R)Trust III For Verizon Global Funding Notes.
           -----

          "Trust  Assets":  (i)  The  Term  Assets,  (ii)  all  payments  on  or
           -------------
collections in respect of the Term Assets accrued on or after the Closing Date and (iii) all proceeds of the foregoing.

          "Trust  Termination  Event": The earlier of (a) the payment in full at
           -------------------------
maturity or upon early redemption of the Certificates, (b) the distribution of the proceeds received upon a recovery on the Term Assets (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Term Assets), (c) the sale by the Trustee in accordance with the Call Warrants of all the Term Assets and the distribution in full of all amounts due to Certificateholders, or (d) the liquidation or distribution in-kind of the Term Assets in accordance with
Section 10(j) of this Agreement in the event of an SEC Reporting Failure.

          "Verizon": Verizon Communications Inc.
           -------

          "Voting Rights": The Class A Certificateholders shall have 100% of the
           -------------
total Voting Rights with respect to the Certificates, which Voting Rights shall be allocated among all Holders of Class A Certificates in proportion to the principal balances held by such Holders on any date of determination.

          "Warrant Agent  Agreement":  The Warrant Agent Agreement,  dated as of
           ------------------------
the date hereof, between the Depositor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended or modified from time to time.

          "Warrant Class B Purchase  Price":  The present value of any scheduled
           -------------------------------
interest distributions due from the Warrant Exercise Date (assuming that the Class B Certificates are paid when due and are not redeemed prior to the Class B Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise Date) on the Class B Certificates with a Notional Amount equal to the principal amount of the Term Assets to be purchased, discounted to the Warrant Exercise Date on a semiannual basis at a rate of 6.25% per annum.

          "Warrant Exercise Date":  Warrant Exercise Date shall have the meaning
           ---------------------
given to such term in the Call Warrant.

          "Warrant Exercise Purchase Price": An amount paid by the Warrantholder
           -------------------------------
on each Warrant Exercise Date equal to the sum of (i) the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest thereon to and including the Warrant Exercise Date and (ii) the Warrant Class B Purchase Price.

          "Warrantholder":  Warrantholder  shall have the meaning  given to such
           -------------
term in the Call Warrant.


          Section 2.  Creation and  Declaration  of Trust;  Sale of Term Assets;
                      ----------------------------------------------------------
Acceptance by Trustee.  (a) The Trust,  of which the Trustee is the trustee,  is
---------------------
hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

          (b) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Base Trust Agreement, has delivered or caused to be delivered to the Trustee the Term Assets.

          (c) The Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets. The Trustee shall pay the purchase price for the Term Assets by delivering to, or at the direction of, the Depositor, all of the Certificates and the Call Warrants on the Closing Date and making the payments identified in Section 10(l) of this Series Supplement.

          (d) The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsections (b) and (c) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Call Warrants, the Base Trust Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under
Section 13 hereof shall not release the Trustee from its duties herein or therein.

          Section  3.  Designation.  There is  hereby  created a Series of trust
                       -----------
certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "CorTS(R) Certificates." The Certificates shall be issued in two classes, in the amount set forth in

Section 5 and with the additional terms set forth in Exhibits B and C to this Series Supplement. The Class A Certificates and the Class B Certificates shall be issued in substantially the forms set forth in Exhibit D and Exhibit F, respectively, to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Trust Assets. The Class A Certificates, except as set forth in Section 10, will represent the entire beneficial ownership interest in the principal and redemption premium, if any, of the Term Assets, and will represent a beneficial ownership interest in the interest received on the Term Assets equal to the Class A Fixed Payments. The Class B Certificates will represent a beneficial ownership interest in the interest received on the Term Assets equal to the Class B Fixed Payments and, as set forth in Section 10, will represent a beneficial ownership interest in the principal and redemption premium, if any, of the Term Assets. The Class A Certificates and Class B Certificates will rank pari passu with respect to their respective beneficial ownership interest in the interest payments on the Term Assets and will share proportionately in such interest based upon the accrued and unpaid Class A Fixed Payments and the accrued and unpaid Class B Fixed Payments.

          Section  4.  Date  of the  Certificates.  The  Certificates  that  are
                       --------------------------
authenticated and delivered by the Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

          Section 5. Class A Certificate  Principal  Balance and  Denominations;
                     -----------------------------------------------------------
Class B  Certificates;  Additional Term Assets.  On the Closing Date,  1,000,000
----------------------------------------------
Class A Certificates with a Certificate Principal Balance of $25,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. In addition, on the Closing Date, Class B Certificates with a Notional Amount of $25,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The Certificate Principal Balance of the Class A Certificates and the Notional Amount of the Class B Certificates shall each initially equal the initial principal amount of Term
Assets sold to the Trustee and deposited in the Trust. Such Certificate Principal Balance and Notional Amount shall be calculated without regard to Class A Certificates and Class B Certificates, respectively, authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Class A Certificates or Class B Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement. The Depositor may sell to the Trustee additional Term Assets on any date hereafter upon at least five (5) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Term Assets will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code. Each condition to be satisfied with respect to a sale of Term Assets on or prior to the Closing Date shall be satisfied with respect to a sale of additional Term Assets no later than the date of sale thereof, each representation and warranty set forth in the Agreement to be made on the Closing Date shall be made on such date of sale with respect to the additional Term Assets, and from and after such date of sale, all Term Assets held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall credit such additional Term Assets to the Certificate Account, and shall authenticate and deliver to the Depositor, or its order, Class A Certificates in a Certificate Principal Balance and Class B Certificates in a Notional Amount equal to the principal amount of such additional Term Assets. Any such additional Class A Certificates and Class B Certificates authenticated and delivered shall rank pari passu with any Class A Certificates or Class B Certificates, respectively, previously issued in accordance with this Series Supplement, and any such Term Assets will be subject to Call Warrants as set forth in Section 8 hereof.

          Section 6.  Currency of the  Certificates.  All  distributions  on the
                      -----------------------------
Certificates will be made in the Specified Currency.


          Section 7. Form of  Securities.  (a) The  Trustee  shall  execute  and
                     -------------------
deliver the Certificates in the form of one or more global certificates registered in the name of DTC or its nominee.

          (b) Class B Certificates that are Rule 144A Certificates initially shall be represented by one or more certificates in registered, global form without interest coupons (collectively, the "Restricted Global Certificate"). The Restricted Global Certificate shall be deposited with, or on behalf of, DTC, and initially registered in the name of Cede & Co., as nominee for DTC. Class B Certificates that are Regulation S Certificates initially shall be represented by one or more temporary global certificates in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Certificate"). The Regulation S Temporary Global Certificate shall be deposited on behalf of the subscribers thereof with a custodian for DTC. The Regulation S Temporary Global Certificate shall be registered in the name of a nominee of DTC for credit to the subscribers' respective accounts at Euroclear or Clearstream Banking.

          Within a reasonable period of time after the expiration of the period of 40 days commencing on the day after the later of (i) the commencement of the offering made hereby and (ii) the Closing Date (such period through and including such 40th day, the "Restricted Period"), the Regulation S Temporary Global Certificates shall be exchanged for one or more permanent global certificates (collectively, the "Permanent Regulation S Global Certificate" and, together with the Regulation S Temporary Global Certificate, the "Regulation S Global Certificate" (the Regulation S Global Certificate and the Restricted
Global Certificate, collectively, being the "Global Certificates")), upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the Class B Certificates and pursuant to Regulation S. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream Banking (as indirect participants in DTC), unless transferred to a person that takes delivery through the Restricted Global Certificate in accordance with the certification requirements described below. Beneficial interests in the Restricted Global Certificate may not be exchanged for beneficial interests in the Regulation S Global Certificate at any time except in the limited circumstances described below.

          Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Certificates may not be exchanged for Certificates in certificated form except in the limited circumstances described below.

          Rule 144A Certificates (including beneficial interests in the Restricted Global Certificate) shall be subject to certain restrictions on transfer and shall bear a restrictive legend as set forth on Exhibit F hereto. In addition, transfer of beneficial interests in the Global Certificates shall be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream Banking), which may change from time to time.

          No Certificateholder shall be entitled to receive a certificate representing such Certificateholder's interest, except as set forth herein. Unless and until definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to action to be taken by DTC upon instructions from its Participants.

          Under the rules, regulations and procedures creating and effecting DTC and its operations, DTC shall take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited.

          (c) Prior to the expiration of the Restricted Period, a beneficial interest in a Regulation S Temporary Global Certificate may be transferred to a person who takes delivery in the form of an interest in the corresponding Restricted Global Certificate only upon receipt by the Trustee of a written certification from the transferor in the form required by the Trustee to the effect that such transfer is being made (i) (a) to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act (such certification being accompanied by an opinion of counsel regarding the availability of such exemption) and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

          Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream Banking.

          Any beneficial interest in one of the Global Certificates that is transferred to a person who takes delivery in the form of an interest in another Global Certificate shall, upon transfer, cease to be an interest in such Global Certificate and become an interest in such other Global Certificate and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

          Transfers involving an exchange of a beneficial interest in the Regulation S Global Certificate for a beneficial interest in the Restricted Global Certificate or vice versa shall be effected in DTC by means of an instruction originated by the Trustee through the DTC/Deposit Withdrawal at Custodian ("DWAC") system. Accordingly, in connection with such transfer, appropriate adjustments shall be made to reflect a decrease in the principal amount of the Regulation S Global Certificate and a corresponding increase in the principal amount of the Restricted Global Certificate or vice versa, as applicable.

          (d) Definitive certificates shall be issued to owners of Certificates or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee shall reissue such Certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such definitive certificates as Certificateholders under the Trust Agreement.

          Section 8. Call Warrants.  (a) Concurrently with the execution of this
                     -------------
Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and one or more Call Warrants, dated as of the date hereof and substantially in the form of Exhibit E hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms. In addition, the Trustee shall execute and deliver Call Warrants, substantially in the form of Exhibit E hereto, with respect to any additional Term Assets sold to the Trustee pursuant to Section 5 of this Series Supplement.

          (b) The Trustee shall notify the Certificateholders and the Rating Agencies upon receipt of any notice, pursuant to the provision of the Call Warrants, of a Warrantholder's intent to exercise its Call Warrants. Such notice from the Trustee shall state (i) the Warrant Exercise Date, (ii) that such exercise of the Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price with respect to such exercise, (iii) that the Trustee will select by lot for redemption a principal amount of Class A Certificates equal to the principal amount of Term Assets to be purchased and that such redemption of the Class A Certificates will occur on the Warrant Exercise Date at a price equal to $25 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption and (iv) that on the date of redemption, so long as the Class B Certificates are outstanding, the Class B Certificateholders will be paid the Warrant Class B Purchase Price plus accrued and unpaid interest, if any, to the date of redemption on the Notional Amount of the Class B Certificates to be reduced and that following such payment on the Class B Certificates the Notional Amount of the Class B Certificates will be reduced by the principal amount of Term Assets purchased. The Trustee shall promptly notify Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

          (c) Upon the exercise of any Call Warrant in accordance with the terms of the Call Warrants, the Trustee, after receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, shall deliver or cause to be delivered upon the written direction of the Warrant Agent, by 1:00 p.m. (New York City time) on the related Warrant Exercise Date, the Term Assets as specified in the exercised Call Warrant by instructing the Depositary to credit such Term Assets to the account of the exercising Warrantholder or its nominee, provided that the Trustee shall have received notice of the exercise of such Call Warrant from the Warrant Agent in accordance with the terms of the Call Warrants and shall have received from the Warrant Agent an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Warrant Exercise Purchase Price for such Term Assets by 1:00 p.m. (New York City time) on the related Warrant Exercise Date. If any Call Warrant is exercised in connection with a partial redemption of Term Assets, the Trustee shall, to the extent possible, deliver to the exercising Warrantholder, Term Assets that have been selected for redemption.

          (d) Upon receipt of the Warrant Exercise Purchase Price pursuant to the Call Warrants being exercised, the Trustee shall credit the amount of the Warrant Exercise Purchase Price to the Certificate Account on or before the related Warrant Exercise Date and pay to the Class A Certificateholders and the Class B Certificateholders the amount described in Section 8(b)(iii) and (iv) above. The Class A Certificates to be redeemed will be selected by the Trustee or DTC by lot and will be paid for on the Warrant Exercise Date, payment of the Warrant Class B Purchase Price will be made and the Notional Amount of the Class B Certificates will be reduced pro rata based upon the Notional Amount of Class B Certificates held by a Class B Certificateholder.

          Section 9. Certain  Provisions of Base Trust Agreement Not Applicable.
                     ----------------------------------------------------------
The provisions of Sections 2.3, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10,  3.11, 3.12,
3.13,  3.15, 3.16, 4.3, 5.16, 5.17, 6.1, 6.6 and 9.1 of the Base Trust Agreement
and any other provision of the Base Trust Agreement, which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" or "Calculation Agent" specified herein, and all references to "Administrative Agent" or "Calculation Agent" in the Base Trust Agreement, therefor shall be inapplicable with respect to the Certificates.

          Section 10. Distributions.
                      -------------

          (a) On each Scheduled Distribution Date, the Trustee shall distribute to the Class A Certificateholders the related Class A Fixed Payment and shall distribute to the Class B Certificateholders the related Class B Fixed Payment, in each case, to the extent of Interest Collections. Subject to the exercise of the Call Warrants (in which case the provisions of Section 8 of this Series Supplement shall apply) and the terms of this Section 10, on the Class A Maturity Date the Trustee shall distribute to the Class A Certificateholders the principal balance of the Class A Certificates (in the amount of $25,000,000), to the extent the principal of the Term Assets is received by the Trustee on such date, and shall distribute all other amounts held in the Trust pursuant to
Section  10(k) of this Series  Supplement.  If any payment  with  respect to the

Trust Assets as described in this Section 10(a) is made to the Trustee after the Scheduled Distribution Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

          (b) In the event of a Payment Default, the Trustee shall proceed against the Term Assets Issuer or Verizon on behalf of the Certificateholders to enforce the Term Assets or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that, holders of the Class A Certificates representing a majority of the Voting Rights on the Class A Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Term Assets, subject to the Trustee's receipt of satisfactory indemnity. If the Trustee is directed to sell the Term Assets, the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston LLC, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and (6) Citigroup Global Markets Inc.; provided, however, that no bid from Citigroup Global Markets Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Acceleration and a corresponding payment on the Term Assets, the Trustee will distribute the proceeds to the Class A Certificateholders and the Class B Certificateholders such that (i) Class A Certificateholders will receive an amount equal to $25 per Class A Certificate plus accrued and unpaid interest thereon and (ii) Class B Certificateholders will receive accrued and unpaid interest on the Class B Certificates on the notional amount of the Class B Certificates. If such proceeds are less than the principal amount of, and accrued interest on, the Term Assets, the proceeds will be distributed such that the percentage of such proceeds received by the Class A Certificateholders equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage of such proceeds received by the Class B Certificateholders equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion no later than two Business Days after the receipt of immediately available funds (in each case, after deducting the costs incurred in connection therewith and subject to clause (l) of this Section
10); provided that it is expected that in no case will Class A Certificateholders receive less than 83% of such proceeds or distribution. Such proceeds will be distributed as described above in full satisfaction of the claim of the Class A Certificates and the Class B Certificates.

          (c) In the event that the Trustee receives money or other property in respect of the Term Assets as a result of a Payment Default on the Term Assets (including from the sale thereof), the Trustee will promptly give notice as provided in Section 18(c) to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the Class A Certificateholders and the Class B Certificateholders such that the percentage of such distribution received by the Class A Certificateholders equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage of such distribution received by the Class B Certificateholders equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion (in each case, after deducting the costs incurred in connection therewith and subject to clause (l) of this Section 10); provided that it is expected that in no case will Class A Certificateholders receive less than 83% of such proceeds or distribution. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Class A Certificateholders. Other than as provided in clause (l) below, no amount will be distributed to the Depositor in respect of the Term Assets.

          (d) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

          (e) All distributions to Class A Certificateholders shall be allocated pro rata among the Class A Certificates based on their respective principal balances as of the Record Date. All distributions to Class B Certificateholders shall be allocated pro rata among the Class B Certificates based on their respective Notional Amounts as of the Record Date.

          (f) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen (15) days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(f) unless a new instruction is delivered fifteen (15) days prior to a Distribution Date.

          (g) Upon receipt by the Trustee of a notice that all or a portion of the Term Assets are to be redeemed, the Trustee shall select by lot for redemption a principal amount of Class A Certificates and reduce the Notional Amount of the Class B Certificates equal to the principal amount of the Term Assets to be redeemed on the Term Assets Redemption Distribution Date. The Trustee shall promptly give notice of such redemption to the Warrantholder. Notice of such redemption shall also be given by the Trustee to the registered Certificateholders not less than fifteen (15) days prior to the Term Assets Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption.

          Upon the occurrence of a redemption of the Term Assets by the Term Assets Issuer, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Class A Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Term Assets to be redeemed, will be redeemed at a price equal to $25 per Class A Certificate plus accrued and unpaid interest thereon; (ii) Class B

Certificateholders will receive accrued and unpaid interest on the Class B Certificates on the Notional Amount of the Class B Certificates to be reduced;
(iii) (to the extent of funds available) the Class B Certificateholders will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the Class B Certificates would have been paid when due and would not have been redeemed prior to the Class B Maturity Date, and excluding accrued and unpaid interest thereon to the date of redemption) on the Class B Certificates with a Notional Amount equal to the principal amount of the Term Assets to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.25% per annum, and the Notional Amount of such Class B Certificates will be reduced by an amount equal to the principal amount of the Term Assets to be redeemed; and (iv) Call Warrants proportionate to the amount of Term Assets to be redeemed will become immediately exercisable on a pro rata basis for each holder of Call Warrants and will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses
(i) through (iii) above.

          All payments to Class B Certificateholders and reductions to the notional amount of Class B Certificates pursuant to clauses (ii) and (iii) above shall be made on a pro rata basis based upon the Notional Amount of Class B Certificates held by a Class B Certificateholder.

          (h) The Term Assets Issuer has the right to redeem the Term Assets in whole or in part, at the option of the Term Assets Issuer at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Term Assets to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury rate plus 35 basis points, plus in each case, accrued and unpaid interest to the date of redemption.

          (i) [Reserved].

          (j) (A) If Verizon ceases to file periodic reports under the Exchange Act and the Depositor determines in its sole discretion, after consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Term Assets distributed (an "SEC Reporting Failure"), then the Trustee shall liquidate or distribute in kind, as directed by the Depositor, any remaining Term Assets and distribute any proceeds thereof. The Trustee shall notify each Rating Agency of any such liquidation or distribution of the Trust. The distribution (whether of proceeds or Term Assets) will be allocated between the Class A Certificateholders and the Class B Certificateholders such that the percentage received by the Class A Certificateholders of the total distribution equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage received by the Class B Certificateholders of the total distribution equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion (in each case, after deducting the costs incurred in connection therewith and subject to clause (l) of this Section 10); provided that it is expected that in no case will Class A Certificateholders receive less than 83% of such distribution. To the extent permitted by applicable law, the Trustee or the Depositor shall notify the Warrantholders promptly after consultation with the Securities and Exchange Commission as described above.

          (B) Notwithstanding the foregoing, the Call Warrants will become immediately exercisable upon an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after April 26, 2009) and, if the Call Warrants are in the money, as defined below, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Class A Certificateholders and Class B Certificateholders. If the Call Warrants are in the money and are cash settled, the allocation between the Class A Certificates and the Class B Certificates described in paragraph (A) above shall not apply, the Term Assets will be liquidated as set forth below and the Class A Certificates will receive liquidation proceeds in an amount equal to $25 per Class A Certificate plus accrued and unpaid interest thereon, and the Class B Certificates will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon.

          (C) If an SEC Reporting Failure occurs, the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third
(3rd) Business Day after such sale from three leading dealers in the relevant market and the Warrantholders, and may solicit additional bids from such other parties as the Depositor deems appropriate. For purposes of this Section 10(j), the Call Warrants will be deemed to be in the money if the highest firm bid received with respect to all Term Assets held by the Trust equals or exceeds 100% of the principal amount of such Term Assets plus accrued and unpaid interest thereon, and cash settlement shall be made in an amount equal to such excess (but only if the Term Assets are actually sold at a price equal to the amount of such bid). Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston LLC, (2) Goldman, Sachs & Co.,
(3)  Lehman   Brothers  Inc.,  (4)  Merrill  Lynch,   Pierce,   Fenner  &  Smith
Incorporated, (5) UBS Securities LLC and (6) Citigroup Global Markets Inc.; provided, however, that no bid from Citigroup Global Markets Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers.

          (D) Notwithstanding the foregoing, if an SEC Reporting Failure occurs on or after April 26, 2009, Warrantholders will continue to have the right to exercise the Call Warrants in accordance with Section 8 so long as the Call Warrants are exercised prior to the liquidation or distribution of the Term Assets. Any payments to Class A Certificateholders and Class B Certificateholders in connection with such exercise shall be made as set forth in Section 8.

          (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Notwithstanding anything in the Agreement to the contrary, to the extent there remains on deposit monies or property in the Trust after all required payments and distributions have been made in accordance with this Series Supplement (including without limitation Section 8 and this Section 10), such remaining monies or property shall be distributed to the Class B Certificateholders on a pro rata basis based on the Notional Amount of Class B Certificates held on the date the final Class B Fixed Payment was made on the Class B Certificates. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other
Certificateholder   in
respect of amounts previously distributed on the Certificates based on their respective principal balances or Notional Amounts, as the case may be.

          (l) On the Closing Date, as partial payment for the Term Assets, the Trustee shall deliver to, or at the direction of, the Depositor all of the Certificates and the Call Warrants. On June 1, 2004, as payment of the balance of the purchase price for the Term Assets, the Trustee shall pay to the Depositor from the scheduled interest distributions received on the Term Assets on such date, the amount of the interest accrued on the Term Assets from December 1, 2003 to but not including the Closing Date, which amount equals $780,381.94. In the event such amounts are not received by the Trustee on such date or otherwise are insufficient to pay such amount of accrued interest to the Depositor, the Depositor shall have a claim for the unpaid portion of such amount and shall share pari passu with the Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Term Assets.

          Section 11.  Termination of Trust.  (a) The Trust shall terminate upon
                       --------------------
the occurrence of any Trust Termination Event.

          (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

          Section 12.  Limitation  of Powers and Duties.  (a) The Trustee  shall
                       --------------------------------
administer the Trust and the Term Assets solely as specified herein and in the Base Trust Agreement.

          (b) The Trust is constituted solely for the purpose of (i) acquiring and holding the Term Assets, (ii) issuing the Certificates and Call Warrants,
(iii) entering into and performing its obligations and enforcing its rights under the Agreement, this Series Supplement and the Call Warrants and (iv) taking the other actions required hereunder. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

          (c) The parties acknowledge that the Trustee, as the holder of the Term Assets, has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Term Assets Trustee, the Term Assets Issuer or, if applicable, the Depositary with respect to the Term Assets, for the Trustee's consent to any amendment, modification or waiver of the Term Assets, or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall within two (2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Class A Certificateholder and Class B Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Class A Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Class A Certificates) as the Class A Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset whether or not pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders, and subject to the requirement that such vote or consent would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purposes, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an Opinion of Counsel. The Trustee shall not be obligated to follow any instruction that would cause the Trust to violate the terms of any agreement or other obligation to which the Trust is a party, including the Warrant Agent Agreement. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

          (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Certificate Registrar.

          Section 13. Compensation of Trustee. Each of the Trustee and U.S. Bank
                      -----------------------
National Association, as co-trustee (the "co-trustee"), shall be entitled to receive from the Depositor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement among the Trustee, the co-trustee, and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless each of the Trustee and the co-trustee, and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the co-trustee shall notify the Depositor promptly of any claim for which they may seek indemnity.

Failure by the Trustee or the co-trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the co-trustee through the Trustee's or the co-trustee's own willful misconduct, gross negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the co-trustee, or the termination of this Agreement.

          Failure by the Depositor to pay, reimburse or indemnify the Trustee or the co-trustee shall not entitle the Trustee or the co-trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee or the co-trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by each of the Trustee and the co-trustee in its individual capacity, and the Trustee and the co-trustee shall have no recourse against the Trust with respect thereto.

          The Trustee hereby agrees that it shall not receive any additional compensation for the performance of its duties, as warrant agent under the Warrant Agent Agreement.

          Section 14. Modification or Amendment. (a) The Trustee shall not enter
                      -------------------------
into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. Pursuant to Section 5 of this Series Supplement, the Depositor may sell to the Trustee additional Term Assets from time to time without violation or trigger of this Section 14. Notwithstanding anything to the contrary contained in Section 10.1(a) of the Base Trust Agreement, the Base Trust Agreement or this Series Supplement may not be amended or modified for the purposes contained in items (v) through (viii) in Section
10.1 of the Base Trust Agreement unless the Trustee has received written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof.

          (b) As referenced in Section 10.1(b) of the Base Trust Agreement, the Required Percentage--Amendment required if the Rating Agency Condition is not satisfied with respect to a modification or amendment shall be 100%.

          Section 15. Accounting. Notwithstanding Section 3.16 of the Base Trust
                      ----------
Agreement, no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

          Section 16. No  Investment  of Amounts  Received on Term  Assets.  All
                      ----------------------------------------------------
amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

          Section 17. No Event of  Default.  There shall be no Events of Default
                      --------------------
defined with respect to the Certificates.


          Section 18. Notices. (a) All directions, demands and notices hereunder
                      -------
and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 388 Greenwich Street, 10th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

          (b) For  purposes of  delivering  notices to the Rating  Agency  under
Section 10.7 of the Base Trust Agreement, or otherwise, such notices shall be mailed or delivered as provided in such Section 10.7, to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

          (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth
(i) the identity of the issue of Term Assets, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

          (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

          (e) The Trustee shall, in connection with any required delivery of any document or notice to the Certificateholders (whether or not such delivery is required pursuant to the Agreement), provide, on behalf of the Certificateholders, such document or notice to the Warrantholders concurrently with the delivery thereof to the Certificateholders.

          Section 19. Access to Certain  Documentation.  Access to documentation
                      --------------------------------
regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

          Section  20.  Advances.  There is no  Administrative  Agent  specified
                        --------
herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement.

          Section 21. Withholding  Taxes. The Trustee shall withhold,  and remit
                      ------------------
to the Internal Revenue Service, a 30% U.S. federal withholding tax (or other required amount) on the payments made in respect of the Certificates to non-U.S. Persons who are Certificateholders unless the non-U.S. Person establishes an exemption from such withholding tax satisfactory to the Depositor and the Trustee. The Trustee shall not have any obligations to comply with the provisions of this Section 21 if the Trustee does not have actual knowledge that Certificates are held by non-U.S. Persons.

          Section 22.  Ratification  of  Agreement.  With  respect to the Series
                       ---------------------------
issued hereby, the Base Trust Agreement (including the grant of a security interest in Section 10.8 of the Agreement with respect to the Term Assets conveyed hereunder), as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

          Section 23.  Counterparts.  This Series  Supplement may be executed in
                       ------------
any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 24. Governing Law. This Series Supplement and each Certificate
                      -------------
issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The State of New York is the securities intermediary's jurisdiction of the Securities Intermediary for purposes of the UCC.

          Section 25.  Establishment  of  Certificate  Account.  The  Securities
                       ---------------------------------------
Intermediary and the Trustee hereby represent and warrant that:


          (a) The Certificate Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trustee on behalf of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

          (b) All Term Assets have been credited to the Certificate Account by the Securities Intermediary; and

          (c) The Certificate Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Certificate Account.

          Section 26. Certificate of Compliance.  The Depositor shall deliver to
                      -------------------------
the Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

          Section 27.  Appointment of Co-Trustee.  The Depositor and the Trustee
                       -------------------------
hereby appoint U.S. Bank National Association, a national banking association, as co-trustee under the Agreement. Any action required to be taken by the Trustee may be taken by U.S. Bank National Association, as co-trustee, in full satisfaction of the obligations of the Trustee, provided, however, the Term Assets shall be transferred to the Trustee, and the Trustee shall pay the full purchase price thereof in accordance with the terms hereof. By its acceptance of this Series Supplement, U.S. Bank National Association hereby accepts its appointment as co-trustee under the Agreement.

          Section 28.  Securities  Provisions for Class B Certificates.  Class B
                       -----------------------------------------------
Certificates sold in the United States or to U.S. Persons (as defined in Regulation S under the Securities Act) shall be offered solely to persons that are "qualified institutional buyers" as defined in Rule 144A under the Securities Act in accordance with Rule 144A. Each purchaser of the Class B Certificates that is a U.S. Person will be deemed to have represented that it constitutes a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          At any time when the Trust is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of any Class B Certificateholder, the Trustee on behalf of the Trust shall promptly furnish to such Class B Certificateholder or to a prospective purchaser of any Class B Certificate designated by such Class B Certificateholder, as the case may be, the information which the Depositor determines to be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Class B Certificateholder with Rule 144A in connection with the resale of such Class B Certificate by such Class B Certificateholder; provided, however, that the Trust shall not be required to provide audited financial statements more than once a year or to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such Class B Certificate (or any predecessor Class B Certificate) was acquired from the Trust or (ii) the date such Class B Certificate (or any predecessor Class B Certificate) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144, in each case as determined by the Depositor.

          Class B Certificates sold to non-U.S. Persons shall be sold solely in accordance with Regulation S under the Securities Act.

          Section 29.  Reporting  Obligations.  The  Depositor  shall advise and
                       ----------------------
reasonably cooperate with the Trustee as to what information, if any, is required by Rule 144A(d)(4) under the Securities Act and the Trustee shall be entitled to rely on such advice of the Depositor.

          Section 30.  Statement of Intent.  It is the  intention of the parties
                       -------------------
hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership treated as a corporation). The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (the "761 Election") and in a manner consistent with the exclusion of the Trust from partnership tax accounting. The terms of the Agreement shall be interpreted to further these intentions of the parties. In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell to exchange its Certificate to any person.

          Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

          Section 31. Filing of Partnership Returns. In the event that the Trust
                      -----------------------------
is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes, and the 761 Election is ineffective, the Depositor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

          Section 32. "Financial Assets" Election.  The Securities  Intermediary
                       --------------------------
hereby agrees that the Term Assets credited to the Certificate Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

          Section  33.  Trustee's   Entitlement  Orders.  If  at  any  time  the
                        -------------------------------
Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Term Assets credited to the Certificate Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Certificate Account solely from the Trustee.

          Section  34.   Conflict   with  Other   Agreements.   The   Securities
                         -----------------------------------
Intermediary hereby confirms and agrees that:


          (a) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to the Certificate Account. The Certificate Account and all property credited to the Certificate Account is not subject to, and the Securities Intermediary hereby waives, any lien, security interest, right of set off, or encumbrance in favor of the Securities Intermediary or any Person claiming though the Securities Intermediary (other than the Trustee);

          (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Certificate Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of any Person other than the Trustee; and

          (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 32 hereof.

          Section   35.   Additional   Trustee   and   Securities   Intermediary
                          ------------------------------------------------------
Representations.  The  Trustee  and  the  Securities  Intermediary  each  hereby
---------------
represents and warrants as follows:

          (a) The Trustee and the Securities Intermediary each maintains its books and records with respect to its securities accounts in the State of New York;

          (b) The Trustee and the Securities Intermediary each has not granted any lien on the Term Assets nor are the Term Assets subject to any lien on properties of the Trustee or the Securities Intermediary in its individual capacity; the Trustee and the Securities Intermediary each has no actual knowledge and has not received actual notice of any lien on the Term Assets (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Trustee and the Certificateholders and the potential interests of the Warrantholders, the books and records of the Trustee and the Securities Intermediary each do not identify any Person as having an interest in the Term Assets; and

          (c) The Trustee and the Securities Intermediary each makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Term Assets or (ii) the collectability, insurability, effectiveness or suitability of any of the Term Assets.

          Section 36. Additional Depositor Representations. The Depositor hereby
                      ------------------------------------
represents and warrants to the Trustee as follows:


          (a) Immediately prior to the sale of the Term Assets to the Trust, the Depositor owned and had good and marketable title to the Term Assets free and clear of any lien, claim or encumbrance of any Person.

          (b) The Depositor has received all consents and approvals required by the terms of the Term Assets to the sale to the Trustee of its interest and rights in the Term Assets as contemplated by the Agreement; and

          (c) The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Term Assets (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Agreement. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Term Assets, other than any such filings pursuant to the Agreement. The Depositor is not aware of any judgment or tax lien filings against Depositor.

          Section  37.  Report to  Certificateholders.  Section  4.2 of the Base
                        -----------------------------
Trust  Agreement is hereby amended by deleting the following line from paragraph
(v): "the current rating assigned by the Rating Agency thereon."

          Section 38. Certification Requirements.  The Trustee agrees to obtain,
                      --------------------------
at the Depositor's direction and expense, a report of an independent public accountant sufficient for the Depositor on behalf of the Trust to satisfy its obligations with respect to certification requirements under Rules 13a-14 and 15d-14 of the Exchange Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.


                                              STRUCTURED PRODUCTS CORP.



                                              By:  /s/ John W. Dickey
                                                --------------------------------
                                                Authorized Signatory



                                              U.S.  BANK  TRUST  NATIONAL
                                              ASSOCIATION, as Trustee



                                              By:  /s/ Janet O'Hara
                                                --------------------------------
                                                Responsible Officer



                                              U.S.  BANK  TRUST  NATIONAL
                                              ASSOCIATION,  as Securities
                                              Intermediary




                                              By:  /s/ Janet O'Hara
                                                --------------------------------
                                                Responsible Officer

ACCEPTED AND ACKNOWLEDGED BY:


U.S. BANK NATIONAL ASSOCIATION,
as Co-Trustee



By:  /s/ Janet O'Hara
  ---------------------------------------
  Responsible Officer

                                                                       EXHIBIT A



              IDENTIFICATION OF THE TERM ASSETS AS OF CLOSING DATE



Term Assets Issuer:                     Verizon Global Funding Corp.

Term Assets:                            7.75% Notes due December 1, 2030

Original Principal Amount Issued:       $2,000,000,000

CUSIP No.:                              92344GAM8

Stated Interest Rate:                   7.75% per annum

Interest Payment Dates:                 June 1 and December 1

Maturity Date:                          December 1, 2030

Redemption:


                                        The Term Assets are  redeemable in whole
                                        or  in  part,   at  the  option  of  the
                                        Underlying  Issuer  at  any  time,  at a
                                        redemption price equal to the greater of
                                        (i) 100% of the principal  amount of the
                                        Term  Assets to be  redeemed or (ii) the
                                        sum  of  the   present   values  of  the
                                        remaining    scheduled    payments    of
                                        principal    and    interest     thereon
                                        discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury rate plus 35 basis points, plus in each case, accrued and unpaid interest on the principal amount of the Term Assets being redeemed to the date of redemption.

Minimum Denomination:                   $1,000

Currency of Denomination:               U.S. dollars

Form:                                   Book-Entry

Term Assets Prospectus:                 August 9, 2001

Term Assets Registration Statement:     333-64792

Principal Amount of Term Assets
Deposited Under Trust Agreement:        $25,000,000

Ranking: The Term Assets will be the senior unsecured obligations of the Term Assets Issuer and will rank equally with all of the Term Assets Issuer's other unsecured and unsubordinated debt.


Support Agreement:                      The Term Assets are  supported as to the
                                        payment of  principal  and  interest  by
                                        Verizon   Communications  Inc.  under  a
                                        Support Agreement.

          The Term Assets will be held by the Trustee as security entitlements credited to an account of the Trustee or its agent at The Depository Trust Company, New York, New York ("DTC").

                                                                       EXHIBIT B



              TERMS OF THE CLASS A CERTIFICATES AS OF CLOSING DATE


Maximum Number of Class A Certificates  1,000,000

Aggregate Principal Amount
   of Class A Certificates:             $25,000,000

Authorized Denomination:                $25 and integral multiples thereof

Rating Agencies:                        Standard & Poor's Ratings Services,  and
                                        Moody's Investors Service, Inc.

Closing Date:                           April 26, 2004

Distribution Dates:                     Any  Scheduled  Distribution  Date,  the
                                        Maturity    Date,    any   Term   Assets
                                        Redemption Distribution Date or any Term
                                        Assets Default Distribution Date.

Interest Rate:                          6.25%

Class A Maturity Date:                  December 1, 2030

Record Date:                            With respect to any  Distribution  Date,
                                        the  day   immediately   preceding  such
                                        Distribution Date.

Trustee's Fees:                         The  Trustee's  fees shall be payable by
                                        the Depositor pursuant to a separate fee agreement between the Trustee and the Depositor.

Initial Certificate Registrar:          U.S. Bank Trust National Association

Corporate Trust Office:                 U.S. Bank Trust National Association
                                        100 Wall Street, Suite 1600
                                        New York, New York  10005
                                        Attention:  Corporate Trust Department,
                                        Regarding CorTS(R) Trust
                                        III For Verizon Global Funding Notes

                                                                       EXHIBIT C


              TERMS OF THE CLASS B CERTIFICATES AS OF CLOSING DATE



Aggregate Notional Amount
   of Class B Certificates:             $25,000,000

Authorized Denomination:                $100,000  and   integral   multiples  of
                                        $1,000 in excess thereof

Rating Agencies:                        Standard & Poor's  Ratings  Services,  a
                                        division of The  McGraw-Hill  Companies,
                                        Inc. and Moody's Investors Service, Inc.

Closing Date:                           April 26, 2004

Distribution Dates for
   the Class B Certificates:            As     applicable,     any     Scheduled
                                        Distribution  Date, the Class B Maturity
                                        Date,   any   Term   Assets   Redemption
                                        Distribution  Date  or any  Term  Assets
                                        Default Distribution Date.

Interest Rate:                          1.50%

Class B Maturity Date:                  December 1, 2030

Record Date:                            With respect to any  Distribution  Date,
                                        the  day   immediately   preceding  such
                                        Distribution Date.

Trustee's Fees:                         The  Trustee's  fees shall be payable by
                                        the Depositor pursuant to a separate fee agreement between the Trustee and the Depositor.

Initial Certificate Registrar:          U.S. Bank Trust National Association

Corporate Trust Office:                 U.S. Bank Trust National Association
                                        100 Wall Street, Suite 1600
                                        New York, New York  10005
                                        Attention:  Corporate Trust Department,
                                        Regarding CorTS(R) Trust
                                        III For Verizon Global Funding Notes

                                                                       EXHIBIT D


                          FORM OF CLASS A CERTIFICATE


THIS CLASS A CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CLASS A CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CLASS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CLASS A CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER                                          Class A Certificates
CUSIP:                                             Certificate Principal Balance

                          CorTS(R) CLASS A CERTIFICATES

evidencing an undivided interest in the Trust, as defined below, the assets of which include 7.75% Notes, due December 1, 2030, issued by Verizon Global Funding Corp.

This Class A Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates.

          THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in CorTS(R) Trust III For Verizon Global Funding Notes (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

          The Trust was created pursuant to a Base Trust Agreement, dated as of December 15, 2000 (as amended and supplemented, the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2004-7, dated as of April 26, 2004 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Class A Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Class A Certificate is one of the duly authorized Certificates designated as "CorTS(R) Class A Certificates" (herein called the "Class A Certificate" or "Class A Certificates"). This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets. Additional Term Assets may be sold to the Trustee and additional Class A Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Class A Certificates shall rank pari passu with all other Class A Certificates issued in accordance with the Series Supplement.

          Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Class A Certificate is registered at the close of business on the related Record Date, such Class A Certificateholder's fractional undivided interest in the amount of distributions of the Trust Assets to be distributed to Class A Certificateholders on such Distribution Date.

          The distributions in respect of this Class A Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Supplement.

          The Term Assets held by the Trust are subject to the rights of the Warrantholders, as provided for in the Series Supplement, and each Class A Certificateholder, by accepting its Class A Certificate, acknowledges such rights and the possibility of an early redemption of the Class A Certificates in accordance with the terms of the Series Supplement.

          It is the intent of the Depositor, the Class A Certificateholders and the Class B Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations
Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Class A Certificateholder, by acceptance of a Class A Certificate, agrees to treat, and to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

          Each Class A Certificateholder, by its acceptance of a Class A Certificate, covenants and agrees that such Class A Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

          The  Trust  Agreement  permits  the  amendment  thereof,   in  certain
circumstances, without the consent of the Holders of any of the Class A Certificates.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

          THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee has caused this Class A Certificate to be duly executed by its manual or facsimile signature.

                                        U.S.  BANK TRUST  NATIONAL  ASSOCIATION,
                                        not  in  its  individual   capacity  but
                                        solely  as  Trustee  and  Authenticating
                                        Agent




                                        By:
                                          --------------------------------------
                                          Authorized Signatory

                                                                       EXHIBIT E

                              FORM OF CALL WARRANT

               CorTS(R)TRUST III FOR VERIZON GLOBAL FUNDING NOTES

                                  Call Warrant

                           Dated as of April 26, 2004

--------------------------------------------------------------------------------

THIS CALL WARRANT HAS NOT BEEN, AND THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS CALL WARRANT AND ANY WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS CALL WARRANT AND MAY NOT BE TRANSFERRED TO CITIGROUP GLOBAL MARKETS INC. OR STRUCTURED PRODUCTS CORP.

               CorTS(R) TRUST III FOR VERIZON GLOBAL FUNDING NOTES

                                  Call Warrant

______ Warrants; Each Warrant Relating to $1,000 principal amount of Term Assets

No. ______                                                        April 26, 2004

          CorTS(R) Trust III For Verizon Global Funding Notes (the "Trust"), a trust created under the laws of the State of New York pursuant to a Base Trust Agreement, dated as of December 15, 2000 (the "Agreement"), between Structured Products Corp. (the "Depositor") and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2004-7, dated as of April 26, 2004 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee, for value received, hereby certifies that ____________________ or registered assigns, is entitled to purchase $___________ principal amount of the assets set forth on Schedule 1 hereto in whole or in part on any Warrant Exercise Date (as defined below) designated by the holder of this instrument (this "Call Warrant") at a purchase price equal to the Warrant Exercise Purchase Price (as defined below), all subject to the terms and conditions set forth below.

          Certain  capitalized  terms used in this Call  Warrant  are defined in
Article IV hereof; capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Call Warrant and references to a "Section" are, unless otherwise specified, to one of the sections of this Call Warrant.

                                    Article I

                              Exercise of Warrants
                              --------------------

          Section I.1 Manner of Exercise. (a) This Call Warrant may be exercised
                      ------------------
by the holder hereof (each, a "Warrantholder"), in whole or in part, on any Warrant Exercise Date, set forth in the prior written notice to the Warrant Agent and the Trustee delivered at any time on or before the Business Day that is at least fifteen (15) days before such Warrant Exercise Date, by surrender of this Call Warrant to the Warrant Agent at its office set forth in Section VI.3 hereof no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date; provided that such holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the applicable Warrant Exercise Purchase Price, in a manner such that funds are available to the Warrant Agent no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date, and such holder shall thereupon be entitled to delivery of the Term Assets equal to $1,000 per Call Warrant purchased hereunder in accordance with this Article I; provided further that the Warrantholder may not exercise this Call Warrant at any time when such Warrantholder is insolvent, and in connection therewith, such Warrantholder shall be required to certify that it is solvent at the time of exercise settlement, by completing the Form of Subscription attached to this Call Warrant and delivering such completed Form of Subscription to the Trustee on or prior to the Warrant Exercise Date.

          (b) The Warrant Agent shall notify the Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of this Call Warrant and upon receipt of payment of the applicable Warrant Exercise Purchase Price from such holder pursuant to clause (a) of this Section I.1. The Warrant Agent shall transfer each payment made by the holder hereof pursuant to clause (a) of this
Section I.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date (and, pending such transfer, shall hold each such payment for the benefit of the holder hereof in a segregated trust account).

          (c) A notice by the holder of a Call Warrant does not impose any obligations on a holder of a Call Warrant in any way to pay any Warrant Exercise Purchase Price. If, by 11:00 a.m. (New York City time) on the Warrant Exercise Date, the holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price, then such notice shall automatically expire and none of the holder of such Call Warrant, the Warrant Agent and the Trustee shall have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of this Call Warrant shall in no way affect a holder of a Call Warrant's right to subsequently deliver a notice which satisfies the terms of the Trust Agreement.

          (d) In the event of a partial redemption of the Term Assets by the Term Assets Issuer, if the Warrantholders fail to exercise their Call Warrants with respect to all Term Assets redeemed in such partial redemption (or such Call Warrants are not deemed to be exercised automatically), the number of outstanding Warrants held by each Warrantholder shall be reduced proportionately so that the amount of Term Assets callable by the exercise of Call Warrants equals the amount of Term Assets remaining in the Trust. The Warrant Agent shall make such adjustments to its records as shall be necessary to reflect such reductions and shall notify each Warrantholder of such adjustments.

          (e) The Call Warrants will become immediately exercisable upon an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after April 26, 2009) and, if the Call Warrants are in the money, as defined in the Trust Agreement, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders, as provided in Section 10(j) of the Trust Agreement.

          (f) Upon the occurrence of a redemption of the Term Assets by the Term Assets Issuer (whether such redemption occurs before or after April 26, 2009), Call Warrants proportionate to the amount of Term Assets to be redeemed will become immediately exercisable, on a pro rata basis for each holder of Call Warrants and will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) in Section 10(g) of the Trust Agreement.
In the event of a partial redemption of the Term Assets, the number of outstanding Warrants held by each Warrantholder shall be reduced proportionately so that the amount of Term Assets callable by the exercise of Call Warrants equals the amount of Term Assets remaining in the Trust.

          Section I.2 Transfer of Term Assets.  (a) As soon as practicable after
                      -----------------------
each surrender of this Call Warrant, in whole or in part, and no later than 11:00 a.m. (New York City time) on the Warrant Exercise Date and upon satisfaction of all other requirements described in this Call Warrant, the Warrant Agent shall instruct the Trustee to cause the Term Assets represented by the number of Warrants being exercised hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is in part only, a new Call Warrant of like tenor, representing the remaining outstanding Warrants of the holder, shall be delivered by the Warrant Agent to the holder hereof. The Trustee shall cause the delivery of such portion of the Term Assets to the holder or its nominee no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date in accordance with Section 8(c) of the Trust Agreement.

          (b) If any Call Warrant is exercised in connection with a partial redemption of Term Assets, the Trustee shall, to the extent possible, deliver to the exercising Warrantholder, Term Assets that have been selected for redemption.

          Section I.3  Cancellation  and  Destruction of Call Warrant.  All Call
                       ----------------------------------------------
Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section I.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant shall be issued in lieu thereof (other than that reflecting any such transfer or exchange). The Warrant Agent shall destroy all cancelled Call Warrants.

          Section I.4 No Rights as Holder of Term Assets  Conferred by Warrants.
                      ---------------------------------------------------------
Prior to the exercise hereof, this Call Warrant shall not entitle the holder hereof to any of the rights of a holder of the Term Assets, including, without limitation, the right to receive the payment of any amount on or in respect of the Term Assets or to enforce any of the covenants of the Trust Agreement.

                                   Article II

                            Restrictions on Transfer
                            ------------------------

          Section II.1  Restrictive  Legends.  Except as otherwise  permitted by
                        --------------------
this Article II, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

          "This Call Warrant has not been, and the Warrants represented hereby have not been, registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Call Warrant and any Warrant represented hereby may be transferred only in compliance with the conditions specified in this Call Warrant and may not be transferred to Citigroup Global Markets Inc. or Structured Products Corp."

          Section II.2 Notice of Proposed Transfer;  Opinions of Counsel.  Prior
                       -------------------------------------------------
to any transfer of any Call Warrant or portion thereof, the holder hereof will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder's intention to effect such transfer and to comply in all other respects with this Section II.2. Each transfer of a portion of a Call Warrant must be for a whole number of Warrants.

          (a) If such transfer of Call Warrants is being made pursuant to Rule 144A under the Securities Act, as a condition precedent to the proposed transfer, the prospective transferee must certify that it is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act; and

          (b) If such transfer of Call Warrants is not being made pursuant to Rule 144A, each notice of a proposed transfer (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel for the holder to render the opinions referred to below, and (ii) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. If
(A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Call Warrant under the Securities Act (such opinion stating the basis for such determination) and (B) such opinion is in form and substance reasonably satisfactory to the Depositor and the Warrant Agent, such holder shall thereupon be entitled to transfer such Call Warrant in accordance with the terms of the notice delivered by such holder to the Warrant Agent. No such opinion of counsel shall be required in the event the transfer is being made to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act as contemplated in clause (a) of this Section II.2.

          Each instrument representing such Call Warrant or portion thereof issued upon or in connection with such transfer shall bear the restrictive legend required by Section II.1, unless the Warrant Agent shall have received an opinion of counsel reasonably satisfactory to the Warrant

Agent and the Depositor that such legend is no longer required to ensure compliance with the Securities Act.

                                   Article III

                Registration and Transfer of Call Warrants, etc.
                ------------------------------------------------

          Section  III.1  Warrant  Register;  Ownership  of Call  Warrants.  The
                          ------------------------------------------------
Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing whole numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

          Section III.2 Transfer and Exchange of Call  Warrants.  Upon surrender
                        ---------------------------------------
of any Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like whole number of Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.

          Section III.3  Replacement of Call Warrants.  Upon receipt of evidence
                         ----------------------------
reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

          Section III.4 Execution and Delivery of Call Warrants by Trustee.  The
                        --------------------------------------------------
Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Call Warrants issued in accordance with Section I.2 or this Article III as the Warrant Agent shall request in accordance herewith.


                                   Article IV

                                   Definitions
                                   -----------

          As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Business Day":  As defined in the Trust Agreement.
           ------------

          "Call Warrant":  This instrument.
           ------------

          "Closing Date":  April 26, 2004.
           ------------

          "Depositor":  As defined in the introduction to this Call Warrant,  or
           ---------
any successor thereto under the Trust Agreement.

          "Depositor Order":  As defined in the Trust Agreement.
           ---------------

          "Person":  Any individual,  corporation,  partnership,  joint venture,
           ------
association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Rating Agency":  Each of Moody's Investors Service, Inc. ("Moody's"),
           -------------
and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

          "Responsible Officer":  As defined in the Trust Agreement.
           -------------------

          "Securities  Act": The Securities Act of 1933, or any similar  federal
           ---------------
statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Trust":  As defined in the introduction to this Call Warrant.
           -----

          "Trust Agreement":  The Base Trust Agreement, dated as of December 15,
           ---------------
2000, between the Depositor and the Trustee, as supplemented by the CorTS(R) Supplement 2004-7, dated as of April 26, 2004, between the Depositor and the Trustee, incorporating by reference the definitions and assumptions thereto, as the same may be amended or modified from time to time.

          "Trustee":  As defined in the  introduction  to this  Warrant,  or any
           -------
successor thereto under the Trust Agreement.

          "Warrant": The right to purchase, on a pro rata basis, an aggregate of
           -------
$1,000 in par amount of the Term Assets.

          "Warrant  Agent":  U.S. Bank Trust  National  Association,  a national
           --------------
banking association, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

          "Warrant Class B Purchase  Price":  The present value of any scheduled
           -------------------------------
interest distributions due from the Warrant Exercise Date (assuming that the Class B Certificates are paid when due and are not redeemed prior to the Class B Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise Date) on the Class B Certificates with a Notional Amount equal to the principal amount of the Term Assets to be purchased, discounted to the Warrant Exercise Date on a semiannual basis at a rate of 6.25% per annum.

          "Warrant  Exercise Date": Any Business Day on or after April 26, 2009,
           ----------------------
or any Business Day after the Term Assets Issuer gives notice indicating its intention to redeem the

Term Assets, as set forth in the notice from the Warrantholder to the Warrant Agent and the Trustee.

          "Warrant Exercise Purchase Price": An amount paid by the Warrantholder on each Warrant Exercise Date equal to the sum of (i) the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest thereon to and including the Warrant Exercise Date and (ii) the Warrant Class B Purchase Price.

                                    Article V

                                  Warrant Agent
                                  -------------

          Section  V.1  Limitation  on  Liability.  The  Warrant  Agent shall be
                        -------------------------
protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call
Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

          Section V.2 Duties of Warrant Agent. The Warrant Agent undertakes only
                      -----------------------
the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each holder of a Call Warrant shall be bound:

          (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

          (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

          (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

          (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same.

          (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Call Warrant or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Call Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the Term Assets to be purchased hereunder.

          (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

          (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

          (i) The Warrant Agent shall act solely as the agent of the Warrantholders hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Call Warrant against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be deemed to be a fiduciary.

          (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Warrant Exercise Purchase Price or to the kind and amount of property receivable by holders of Call Warrants upon the exercise thereof.

          (k) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

          (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Call Warrant.

          (m) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

          Section V.3 Change of Warrant Agent.  The Warrant Agent may resign and
                      -----------------------
be discharged from its duties hereunder upon thirty (30) days notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the Warrantholders by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and upon fifteen (15) days notice to the Warrantholders by first-class mail, and absent the objection of the holders of a majority of the Warrants outstanding, within such fifteen (15) day period; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Call Warrant, then the Warrant Agent or registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                                   Article VI

                                  Miscellaneous
                                  -------------

          Section VI.1 Remedies.  The remedies at law of the holder of this Call
                       --------
Warrant in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of this Call Warrant are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          Section VI.2 Limitation on Liabilities of Holder. Nothing contained in
                       -----------------------------------
this Call Warrant shall be construed as imposing any obligation on the holder hereof to purchase any of the Term Assets except in accordance with the terms hereof.

          Section VI.3 Notices.  All notices and other communications under this
                       -------
Call Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Call Warrant, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the holder hereof and the Trustee or (c) if to the Trust or the

Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrant shall be effective in the manner provided in Article I.

          Section VI.4 Amendment. (a) This Call Warrant may be amended from time
                       ---------
to time by the Depositor, the Trustee and the Warrant Agent without the consent of the holder hereof, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Warrant which shall not adversely affect in any material respect the interests of the holder hereof or any holder of a Certificate or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank Trust National Association.

          (b) Without limiting the generality of the foregoing, this Call Warrant may also be modified or amended from time to time by the Depositor, the Trustee and the Warrant Agent with the consent of the holders of 66-2/3% of the Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Call Warrant or of modifying in any manner the rights of the holders of this Call Warrant; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required
Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agencies that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing not less than 100% of the aggregate Voting Rights of such affected Certificates and the holders of 100% of the affected Warrants or (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Warrant, this Section VI.4(b) shall not be amended without the consent of the holders of 100% of the affected Warrants.

          (c)  Promptly   after  the   execution   of  any  such   amendment  or
modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Call Warrant, to each holder of a Certificate and to the Rating Agencies. It shall not be necessary for the consent of holders of Warrants or Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

          Section VI.5 Expiration. The right to exercise this Call Warrant shall
                       ----------
expire on the earliest to occur of (a) the cancellation hereof, (b) the termination of the Trust Agreement or (c) the liquidation, disposition, or maturity of all of the Term Assets.

          Section VI.6 Descriptive  Headings.  The headings in this Call Warrant
                       ---------------------
are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          Section VI.7 GOVERNING LAW. THIS WARRANT INSTRUMENT SHALL BE CONSTRUED
                       -------------
AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          Section  VI.8  Judicial  Proceedings;  Waiver  of Jury.  Any  judicial
                         ---------------------------------------
proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to this Call Warrant may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Call Warrant, the Trustee on behalf of the Trust and the Warrant Agent (a) accept, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agree that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Call Warrant, subject to any rights of appeal, and (b) irrevocably waive any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

          Section VI.9 Nonpetition Covenant; No Recourse. Each of (i) the holder
                       ---------------------------------
of this Call Warrant by its acceptance hereof, and (ii) the Warrant Agent agrees, that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Depositor or entities formed, established or settled by the
Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor, or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trust, the Depositor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other entity.

          Section VI.10  Amendments to the Trust  Agreement.  The Trustee hereby
                         ----------------------------------
agrees not to consent to any amendments to the Trust Agreement which will adversely affect the rights of the Warrantholders in a material manner without the consent of the Warrantholders.

          Section VI.11  Reporting  Obligations.  During any period in which the
                         ----------------------
Trust is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Trustee, on behalf of the Trust, shall promptly furnish to holders of Call Warrants and prospective purchasers of Call Warrants designated by such holders, upon request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act of 1933, as amended, to permit compliance with Rule 144A in connection with the resale of Call Warrants; provided, however, that the Trust shall not (a) be required to provide audited financial statements of the Trust or (b) be required to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such Call Warrant (or any predecessor Call Warrant) was acquired from the Trust or (ii) the date such Call Warrant (or any predecessor Call Warrant) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144.

          Each of (i) the holder of this Call Warrant, by its acceptance hereof, and (ii) the Warrant Agent agrees, that it shall not have any recourse to the Term Assets or against the Trust.



                                        U.S.  BANK TRUST  NATIONAL  ASSOCIATION,
                                        not  in  its  individual   capacity  but
                                        solely  as  Trustee  and  Authenticating
                                        Agent



                                        By:
                                          --------------------------------------
                                          Authorized Signatory



                                        U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                        Warrant Agent



                                        By:
                                          --------------------------------------
                                          Authorized Signatory

                              FORM OF SUBSCRIPTION
                              --------------------

                 [To be executed only upon exercise of Warrants]

To        CorTS(R) Trust III For Verizon Global Funding Notes

                  U.S. Bank Trust National Association, as Trustee 100 Wall Street, Suite 1600
                  New York, New York  10005
                  Attention: Corporate Trust

          The undersigned registered holder of the within Call Warrant, having previously given notice thereof in accordance with the terms of the Call Warrant, hereby irrevocably exercises Warrant(s) for, and purchases pursuant thereto, the Term Assets receivable upon such exercise, and herewith makes payment of the Warrant Exercise Purchase Price for $1,000 of Term Assets per
Warrant therefor, and requests that such Term Assets be transferred to ________________________ [insert information required for transfer of Term Assets]. In connection therewith, the undersigned hereby certifies that it is solvent as of the date hereof, as required by Section I.1 of the Call Warrant.

Dated:

          (Signature must conform in all respects to name of holder as specified on the face of Warrant)

          (Street Address)
          (City)(State)(Zip Code)

                               FORM OF ASSIGNMENT

               [To be executed only upon transfer of Call Warrant]

For value received, the undersigned registered holder of the within Call Warrant hereby sells, assigns and transfers unto _________________ the _______________ Warrant(s) [Must be whole number] to purchase Term Assets to which such Call Warrant relates, and appoints Attorney to make such transfer on the books of the Warrant Agent maintained for such purpose, with full power of substitution in the premises.

Dated:

          (Signature must conform in all respects to name of holder as specified on the face of Warrant)

          (Street Address)
          (City)(State)(Zip Code)

Signed in the presence of:

                                   Schedule 1

                               To the Call Warrant

$_________ aggregate principal amount of 7.75% Notes, due December 1, 2030 issued by Verizon Global Funding Corp.

                                                                       EXHIBIT F


                           FORM OF CLASS B CERTIFICATE


THIS CLASS B CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY OF ANY STATE. THIS CLASS B CERTIFICATE HAS BEEN OFFERED AND SOLD PRIVATELY. AS A RESULT, THE CLASS B CERTIFICATE IS SUBJECT TO
RESTRICTIONS ON TRANSFER. PERSONS THAT ARE (A) U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ACQUIRING ANY CLASS B CERTIFICATE IN THE UNITED STATES MUST BE QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND (B) NON-U.S. PERSONS OR ACQUIRING THEIR CLASS B CERTIFICATES OUTSIDE THE UNITED STATES MUST DO SO IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THIS CLASS B CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CLASS B CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CLASS B CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CLASS B CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER
CUSIP:                                                           Notional Amount

                          CorTS(R) CLASS B CERTIFICATES

evidencing an undivided interest in the Trust, as defined below, the assets of which include 7.75% Notes, due December 1, 2030, issued by Verizon Global Funding Corp.

This Class B Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates.

          THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in CorTS(R) Trust III For Verizon Global Funding Notes (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

          The Trust was created pursuant to a Base Trust Agreement, dated as of December 15, 2000 (as amended and supplemented, the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2004-7, dated as of April 26, 2004 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Class B Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Class B Certificate is one of the duly authorized Certificates designated as "CorTS(R) Class B Certificates" (herein called the "Class B Certificate" or "Class B Certificates"). This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets. Additional Term Assets may be sold to the Trustee and additional Class B Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Class B Certificates shall rank pari passu with all other Class B Certificates issued in accordance with the Series Supplement.

          Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Class B Certificate is registered at the close of business on the related Record Date, such Class B Certificateholder's fractional undivided interest in the amount of interest distributions of the Trust Assets to be distributed to Class B Certificateholders on such Distribution Date. The Class B Certificates will mature on December 1, 2030.

          The distributions in respect of this Class B Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Supplement.

          The Term Assets held by the Trust are subject to rights of the Warrantholders, as provided for in the Series Supplement, and each Class B Certificateholder, by accepting its Class B Certificate, acknowledges such rights and the possibility of an early redemption of the Class B Certificates in accordance with the terms of the Series Supplement.

          It is the intent of the Depositor, the Class A Certificateholders and the Class B Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations
Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Class B Certificateholder, by acceptance of a Class B Certificate, agrees to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

          Each Class B Certificateholder, by its acceptance of a Class B Certificate, covenants and agrees that such Class B Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

          The  Trust  Agreement  permits  the  amendment  thereof,   in  certain
circumstances, without the consent of the Holders of any of the Class B Certificates.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

          THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed by its manual or facsimile signature.

                                        U.S.  BANK TRUST  NATIONAL  ASSOCIATION,
                                        not  in  its  individual   capacity  but
                                        solely  as  Trustee  and  Authenticating
                                        Agent





                                        By:
                                          --------------------------------------
                                          Authorized Signatory